Fourth Quarter 2022 Investor Presentation Encore Capital Group, Inc. February 22, 2023 Exhibit 99.1

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes), supply, portfolio pricing, returns, run rates, tax rates, the consumer credit cycle and the impacts of inflation, interest rates and other macroeconomic factors. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent report on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc. 3 Today’s Call o 2022 – A Strong Year o Our Business and Our Strategy o Financial Results o Priorities and Outlook for 2023

Encore Capital Group, Inc. 4 2022 – A Strong Year ● Strong operational performance drove 2022 earnings per share that was second only to an extraordinary 2021 o Collections reverting to pre-pandemic levels ● Q4 results impacted by 1.5% reduction to ERC forecast and certain one- time tax items ● Portfolio purchases of $801M increased 20% compared to prior year o Entering growth portion of supply cycle in the U.S. ● Estimated Remaining Collections (ERC) of $7.6B as reported, grew 2% in constant currency ● Returned $87M of capital to shareholders through share repurchases ● Disciplined execution of our strategy has led to our strong current position o Balance sheet well-positioned for anticipated growth in portfolio purchasing opportunities in the U.S. market 1) Diluted earnings per share attributable to Encore stockholders. Portfolio Purchases (in $M) GAAP Earnings Per Share1 (in $) 1,132 1,000 660 665 801 2018 2019 2020 2021 2022 4.06 5.33 6.68 11.26 7.46 2018 2019 2020 2021 2022

Encore Capital Group, Inc. 5 Our Business and Our Strategy o Purchase NPL portfolios at attractive cash returns o Focus on the consumer and ensure the highest level of compliance o Meet or exceed collection expectations o Maintain efficient cost structure o Minimize cost of funding o Market Focus o Competitive Advantage o Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 6 Credit card lending continues to grow; well above pre-pandemic levels in the U.S. while the U.K. recovery is slower 0 20 40 60 80 100 Dec 19 Jan 20 Feb 20 Mar 20 Apr 20 May 20 Jun 20 Jul 20 Aug 20 Sep 20 Oct 20 Nov 20 Dec 20 Jan 21 Feb 21 Mar 21 Apr 21 May 21 Jun 21 Jul 21 Aug 21 Sep 21 Oct 21 Nov 21 Dec 21 Jan 22 Feb 22 Mar 22 Apr 22 May 22 Jun 22 Jul 22 Aug 22 Sep 22 Oct 22 Nov 22 Dec 22 Dec 2019 (pre-COVID baseline) U.S. revolving credit U.K. credit cards Outstanding Credit Card Balances Indexed to Pre-COVID Levels 1) Source: U.S. Federal Reserve 2) Source: Bank of England 87% 75% 89% 110% 1 2

Encore Capital Group, Inc. 7 The rise in consumer credit card delinquency rates in the U.S. is becoming more evident U.S. Bankcard Account Delinquency Rates Source: TransUnion: TU Credit Industry Insights Report – Q4 2022 “DPD” = Days past due

Encore Capital Group, Inc. 8 With U.S. market supply rising, MCM deployments have returned to pre-pandemic levels and returns are growing again MCM Purchases (in $M) 134 159 170 136 102 94 116 177 169 200+ 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4 Q1 o Market supply in the U.S. is growing • lending well above pre-pandemic levels • charge-off rates steadily rising o Q1 2023 portfolio purchases in the U.S. expected to be over $200M at attractive returns with robust full-year pipeline o MCM collections of $1.35B in 2022 were back to a pre-pandemic level • despite 2.5 years of lower portfolio purchasing • consumer behaviors continue to normalize o MCM well-positioned with capacity to collect larger volumes at strong returns Quarterly Averages 2022 2022 2022 2022 2023 Purchases Expected purchases

Encore Capital Group, Inc. 9 Cabot’s performance in 2022 was impacted by fewer opportunities to purchase portfolios at attractive returns o Cabot collections of $553M in 2022 declined 14% compared to 2021 as reported, and declined 5% in constant currency, primarily due to lower portfolio purchasing in recent years o Portfolio purchases of $245M in 2022 decreased 4% compared to 2021. European market remains competitive, pricing not yet reflecting increase in funding costs o U.K. labor market showing signs of stabilizing while inflation in 2022 reached 10%, putting pressure on wages and other costs o Taking preemptive action to manage cost base, including headcount reduction in support functions, that we expect will lead to an approximate $4M pre-tax charge in Q1 2023 Cabot (Europe) Business Cabot Collections (in $M) 2018 2019 2020 2021 2022 645 554 635 553 1) Constant Currency figures are calculated by employing 2021 foreign currency exchange rates to recalculate 2022 results. See slide 30 for further details. 635

Encore Capital Group, Inc. 0 200 400 600 800 1,000 1,200 1,400 1,600 2018 2019 2020 2021 2022 Adjusted EBITDA Collections applied to principal balance 10 Continued significant cash generation despite lower portfolio purchases during the pandemic and lower recent collections Adjusted EBITDA + Collections Applied to Principal Balance (in $M) 1 1) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2) Cash generation defined as Adjusted EBITDA + collections applied to principal balance.

Encore Capital Group, Inc. 11 Continue to deliver strong returns 10.1% 10.8% 12.5% 15.2% 11.7% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2018 2019 2020 2021 2022 Pre-Tax Return on Invested Capital1 ROIC takes into account both the performance of our collections operation and our ability to price risk appropriately when investing our capital 1) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital).

Encore Capital Group, Inc. Target Leverage Ratio Range 12 Leverage below the midpoint of our target range 4.3x 3.4x 2.7x 2.5x 2.5x 2.8x 2.7x 2.4x 1.9x 2.4x 0 1 2 3 4 5 6 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Debt/Equity Leverage Ratio Leverage 1) Leverage Ratio utilizes non-GAAP metrics and is defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for calculations and a reconciliation to GAAP. 1 o Leverage increase in Q4 was impacted by foreign currency effects o Underlying rise in leverage in 2022 was more gradual and resulted from normalizing collections and increased portfolio purchasing o Expect to end 2023 with leverage near the mid- point of target range

Encore Capital Group, Inc. 13 Detailed Financial Discussion

Encore Capital Group, Inc. 14 Key Financial Measures by Year 2022 2021 2022 vs. 2021 Collections $1.91B $2.31B -17% Revenues $1.40B $1.61B -13% Portfolio Purchases $801M $665M +20% ERC1 $7.56B $7.75B -3% Operating Expenses $936M $981M -5% Effective tax rate2 37.4% 19.5% +1790bps GAAP Net Income3 $195M $351M -45% GAAP EPS $7.46 $11.26 -34% 1) 180-month Estimated Remaining Collections 2) The effective tax rate in 2021 was lower than normal as a result of certain favorable tax benefits related to foreign subsidiaries in 2021. 3) Attributable to Encore o Full-year EPS of $7.46 is the second- highest in Encore history o Portfolio purchases of $801M were up 20%, reflecting the transition to the growth phase of the U.S. consumer credit cycle o Higher purchases contributed to ERC of $7.56B as reported, which grew 2% in constant currency o Effective tax rate of 37.4% was higher than normal and largely reflects certain one-time tax items in Q4

Encore Capital Group, Inc. 15 Q4 2022 Key Financial Measures Q4 2022 Q4 2021 Q4 2022 vs. Q4 2021 Collections $436M $522M -16% Revenues $234M $357M -35% Portfolio Purchases $225M $183M +23% Operating Expenses $236M $233M +1% Effective Tax Rate1 -59.3% 10.6% N/A GAAP Net Income2 -$73M $76M -196% GAAP EPS -$3.11 $2.53 -223% 1) The effective tax rate in Q4 2021 was lower than normal as a result of a favorable tax benefit related to the release of valuation allowances in certain foreign subsidiaries in the year ago quarter. 2) Attributable to Encore o Q4 Revenues negatively impacted: • $22M of recoveries below forecast (5% of Q4 collections) which reduced Q4 EPS by $0.73 • $64M of changes in expected future recoveries (1.5% change to ERC) which reduced Q4 EPS by $2.20 o Incurred $28M of one-time tax items which impacted tax rate and reduced Q4 EPS by $1.21

Encore Capital Group, Inc. 16 2022 global collections declined 17% as reported, and 14% in constant currency, as reversion to pre-pandemic level continues Note: Global collections in 2022 were 103% (105% in constant currency), U.S. collections were 112% and Europe collections were 87% (94% in constant currency) of the Dec 31, 2021 portfolio ERC forecast for the period, respectively, for portfolios purchased prior to Dec 31, 2021. Collections by Geography (in $M) 2018 2019 2020 2021 2022 United States Europe Other 1,912 2,307 2,112 o 2022 collections on a comparative basis impacted by lower portfolio purchases in recent quarters as well as normalizing consumer behavior in the U.S. o 2021 collections were exceptional in the U.S. as a result of strong execution in a favorable collections environment 2,027 1,968

Encore Capital Group, Inc. 17 2022 revenues declined 13% compared to 2021, reverting to pre-pandemic levels Revenues by Geography (in $M) 2018 2019 2020 2021 2022 United States Europe Other 1,398 1,614 1,501 1,3981,362

Encore Capital Group, Inc. 18 Our funding structure is well diversified Debt Maturity Profile at December 31, 2022 (in $M) 375 363 748 173 100 662 424 39212 29 475 1,448 - 748 0 200000000 400000000 600000000 800000000 1E+09 1.2E+09 1.4E+09 1.6E+09 2023 2024 2025 2026 2027 2028 As of December 31, 2022, available capacity under Encore’s global senior facility was $478M, not including non-client cash and cash equivalents of $126M Bonds 51% Revolving Credit Facility 23% Private Placement Notes 2% Convertible Notes 9% Securitisation Facility 15%

Encore Capital Group, Inc. 19 Our Financial Priorities o Preserve financial flexibility o Target leverage1 between 2.0x and 3.0x o Maintain a strong BB debt rating o Portfolio purchases at attractive returns o Strategic M&A o Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio.

Encore Capital Group, Inc. 20 Well-positioned to capitalize on opportunities ahead Encore’s Strong Position Looking Ahead o Strong global balance sheet with low leverage and ample liquidity o Solid cash generation o Disciplined purchasing history with back book of strong returns o 2023 already indicating to be a strong year for portfolio purchasing, driven by growth in the U.S. o Expect to end 2023 with leverage near the mid-point of our target range

Encore Capital Group, Inc. 21 Appendix

Encore Capital Group, Inc. 22 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share and income from operations as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	2018	2019	2020	2021	2022
GAAP net income, as reported	$ 109,736	$ 168,909	$ 212,524	$ 351,201	$ 194,564
Interest expense	237,355	217,771	209,356	169,647	153,308
Loss on extinguishment of debt	2,693	8,989	40,951	9,300	---
Interest income	(3,345)	(3,693)	(2,397)	(1,738)	(1,774)
Provision for income taxes	46,752	32,333	70,374	85,340	116,425
Depreciation and amortization	41,228	41,029	42,780	50,079	50,494
CFPB settlement fees[1]	---	---	15,009	---	---
Stock-based compensation expense	12,980	12,557	16,560	18,330	15,402
Acquisition, integration and restructuring related expenses[2]	7,523	7,049	4,962	20,559	1,213
Loss on sale of Baycorp[3]	---	12,489	---	---	---
Goodwill impairment[3]	---	10,718	---	---	---
Net gain on fair value adjustments to contingent considerations[4]	(5,664)	(2,300)	---	---	---
Loss on derivatives in connection with the Cabot Transaction[5]	9,315	---	---	---	---
Expenses related to withdrawn Cabot IPO[6]	2,984	---	---	---	---
Adjusted EBITDA	$ 461,557	$ 505,851	$ 610,119	$ 702,718	$ 529,632
Collections applied to principal balance[7]	$ 759,014	$ 765,748	$ 740,350	$ 843,087	$ 635,262

1) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
5) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
7) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

Encore Capital Group, Inc.

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Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
GAAP net income (loss), as reported	$ 94,765	$ 96,787	$ 83,566	$ 76,083	$ 175,749	$ 60,439	$ 31,494	$ (73,118)
Interest expense	46,526	44,159	40,874	38,088	34,633	37,054	39,308	42,313
Loss on extinguishment of debt	-	9,300	-	-	-	-	-	-
Interest income	(474)	(426)	(270)	(568)	(437)	(588)	(749)	-
Provision for income taxes	26,968	24,607	24,703	9,061	55,024	23,250	10,920	27,231
Depreciation and amortization	11,512	12,046	14,136	12,385	11,829	11,646	11,659	15,360
Stock-based compensation expense	3,405	5,651	3,847	5,427	3,921	5,119	3,191	3,171
Acquisition, integration and restructuring related expenses[1]	-	-	17,950	2,609	679	487	13	34
Adjusted EBITDA	$ 182,702	$ 192,124	$ 184,806	$ 143,085	$ 281,398	$ 137,407	$ 95,836	$ 14,991
Collections applied to principal balance[2]	$ 229,510	$ 224,074	$ 188,181	$ 201,322	$ 53,567	$ 170,112	$ 179,163	$ 232,420

1) Amount represents acquisition, integration and restructuring related expenses, including the loss recognized on the sale of our investment in Colombia and Peru of $17.4 million during the three months ended September 30, 2021. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents (a) gross collections from receivable portfolios, less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of REO assets and related activities.

Encore Capital Group, Inc.

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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	2018	2019	2020	2021	2022
Numerator					
GAAP Income from operations	$ 405,300	$ 446,345	$ 533,562	$ 633,272	$ 462,174
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	9,041	7,049	154	5,681	1,213
Expense related to certain acquired intangible assets[3]	8,337	7,017	7,010	7,417	10,074
CFPB settlement fees[4]	---	---	15,009	---	---
Goodwill impairment[5]	---	10,718	---	---	---
Net gain on fair value adjustments to contingent considerations[6]	(5,664)	(2,300)	---	---	---
Expenses related to withdrawn Cabot IPO[7]	2,984	---	---	---	---
Adjusted income from operations	$ 419,998	$ 468,829	$ 555,735	$ 646,370	$ 473,461
Denominator					
Average net debt	$ 3,388,336	$ 3,429,624	$ 3,311,835	$ 3,049,979	$ 2,855,219
Average equity	695,811	922,547	1,122,741	1,202,669	1,182,444
Average redeemable noncontrolling interest	75,989	---	---	---	---
Total average invested capital	$ 4,160,136	$ 4,352,171	$ 4,434,576	$ 4,252,648	$ 4,037,663
Adjusted Pre-tax ROIC	10.1%	10.8%	12.5%	15.2%	11.7%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
4) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
7) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

25

Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	Last Twelve Months Ended Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022
Numerator					
GAAP Income from operations	$ 633,272	$ 729,971	$ 674,633	$ 588,503	$ 462,174
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	5,681	6,360	6,847	4,212	1,213
Expense related to certain acquired intangible assets[3]	7,417	7,349	7,110	6,717	10,074
Adjusted income from operations	$ 646,370	$ 743,680	$ 688,590	$ 599,432	$ 473,461
Denominator					
Average net debt	$ 3,049,979	$ 2,956,452	$ 2,798,699	$ 2,666,562	$ 2,855,219
Average equity	1,202,669	1,262,580	1,292,975	1,295,874	1,182,444
Total average invested capital	$ 4,252,648	$ 4,219,032	$ 4,091,674	$ 3,962,436	$ 4,037,663
LTM Adjusted Pre-tax ROIC	15.2%	17.6%	16.8%	15.1%	11.7%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.
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Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Numerator								
GAAP Income from operations	$ 168,314	$ 174,287	$ 166,647	$ 124,023	$ 265,014	$ 118,948	$ 80,517	$ (2,305)
Adjustments:[1]								
Acquisition, integration and restructuring related expenses[2]	---	---	2,648	3,033	679	487	13	34
Amortization of certain acquired intangible assets[3]	1,865	1,885	1,856	1,811	1,797	1,646	1,463	5,168
Adjusted income from operations	$ 170,179	$ 176,172	$ 171,151	$ 128,867	$ 267,490	$ 121,081	$ 81,992	$ 2,897
LTM Adjusted income from operations	$ 676,883	$ 631,603	$ 643,541	$ 646,370	$ 743,680	$ 688,590	$ 599,432	$ 473,461

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.
27

Encore Capital Group, Inc. 28 Reconciliation of Net Debt 2018 2019 2020 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 $ 3,593 $ 3,530 $ 3,429 $ 3,513 $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 77 70 89 85 79 73 75 73 69 63 107 92 Cash & cash equivalents (217) (182) (205) (157) (167) (169) (187) (192) (188) (294) (170) (189) Client cash1 26 23 26 22 25 24 22 25 19 21 20 20 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 $ 3,530 $ 3,459 $ 3,340 $ 3,419 $ 3,304 $ 3,144 $ 3,209 $ 3,205 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 2021 2022 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GAAP Borrowings, as reported $ 3,152 $ 2,999 $2,796 $2,997 $ 2,934 $ 2,793 $ 2,690 $ 2,899 Debt issuance costs and debt discounts 68 64 60 58 55 50 45 42 Cash & cash equivalents (185) (199) (158) (190) (160) (154) (147) (144) Client cash1 23 24 28 29 26 19 18 18 Net Debt $ 3,058 $ 2,889 $ 2,727 $ 2,895 $ 2,855 $ 2,708 $ 2,607 $ 2,815

Encore Capital Group, Inc. 29 Debt/Equity and Leverage Ratio 2021 2022 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 2.5x 2.2x 2.0x 2.5x 2.4x 2.3x 2.3x 2.5x Leverage Ratio2 2.1x 1.9x 1.8x 1.9x 1.9x 2.0x 2.1x 2.4x 1) GAAP Borrowings ÷ Total Encore Capital Group, Inc. stockholders’ equity 2) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2018 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 5.9x 5.7x 4.6x 4.3x 4.1x 3.9x 3.7x 3.4x 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x 2.8x 2.7x 2.7x 2.7x 2.6x 2.4x 2.4x 2.4x

Encore Capital Group, Inc. 30 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q4 2021 foreign currency exchange rates to recalculate Q4 2022 results and FY2021 foreign currency exchange rates to recalculate FY2022 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. (Unaudited, in $ millions, except per share amounts) Three Months Ended 12/31/22 As Reported Constant Currency Collections $ 436 $ 456 Revenues $ 234 $ 243 Operating Expenses $ 236 $ 249 GAAP Net Income1 $ (73) $ (81) GAAP EPS1 $ (3.11) $ (3.44) 1. Attributable to Encore 2. At December 31, 2022 Twelve Months Ended 12/31/22 As Reported Constant Currency Collections $ 1,912 $ 1,974 Revenues $ 1,398 $ 1,441 ERC2 $ 7,555 $ 7,919 Operating Expenses $ 936 $ 974 GAAP Net Income1 $ 195 $ 187 GAAP EPS1 $ 7.46 $ 7.17 Borrowings2 $ 2,899 $ 3,084

Encore Capital Group, Inc. 31 Cash Efficiency Margin 2,116 2,153 2,227 2,428 2,006 54.8% 55.8% 56.5% 59.6% 53.3% 2018 2019 2020 2021 2022 LTM Cash Receipts LTM Cash Efficiency Margin LTM Cash Efficiency Margin and LTM Cash Receipts (in $M) Note: Last Twelve Months (“LTM”) Cash Efficiency Margin defined as (LTM Cash receipts – LTM Operating expenses) ÷ LTM Cash receipts, where Cash receipts = Collections + Servicing revenue o Cash Efficiency Margin is a comprehensive measure of expense efficiency o Calculation includes all Encore operating expenses o Cash receipts – Opex Cash receipts o We use LTM to match our long-term view of the business

Encore Capital Group, Inc. 32 Calculation of Cash Efficiency Margin Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue (Unaudited, in $ thousands, except percentages) 2018 2019 2020 2021 2022 Collections $ 1,967,620 $ 2,026,928 $ 2,111,848 $ 2,307,359 $ 1,911,537 Servicing revenue $ 148,044 $ 126,527 $ 115,118 $ 120,778 $ 94,922 Cash receipts (A) $ 2,115,664 $ 2,153,455 $ 2,226,966 $ 2,428,137 $ 2,006,459 Operating expenses (B) $ 956,730 $ 951,336 $ 967,838 $ 981,227 $ 936,173 LTM Cash Efficiency Margin (A-B)/A 54.8% 55.8% 56.5% 59.6% 53.3%

Encore Capital Group, Inc. 33 2022 Cash Collections and Revenue Reconciliation 1,912 1,882 1,202 -29 -680 0 500 1000 1500 2000 Cash Collections Recoveries Above Forecast (Over Performance) Expected Cash Collections Portfolio Amortization Revenue from Receivable Portfolios 2022 Collections and Revenue Reconciliation (in $M) $1,912M Cash Collections from debt purchasing business in 2022 $29M Recoveries Above Forecast, cash collections in excess of Expected Cash Collections for 2022 $1,882M Expected Cash Collections, equal to the sum of 2021 ERC plus expected collections from portfolios purchased in 2022 $680M Portfolio Amortization $1,202M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E Note: For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$10M for the twelve months ended December 31, 2022.

Encore Capital Group, Inc. 34 Components of Debt Purchasing Revenue in 2022 1,202 1,296 +29 +64 0 200 400 600 800 1000 1200 1400 Revenue from Receivable Portfolios Recoveries Above Forecast (Over Performance) Changes in Expected Future Recoveries Debt Purchasing Revenue 2022 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above Forecast is the amount collected as compared to forecast for the period and represents over/under performance for the period. Colloquially referred to as “cash-overs” or “cash-unders”. 4. Changes in Expected Future Recoveries1 is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F +93 Changes in Recoveries E B G H E B G H 1) References within our reporting to Collections Applied to Principal primarily reflects the aggregate of Changes in Future Recoveries plus Portfolio Amortization F F Debt Purchasing Revenue in the Financial Statements